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THE LAMSON & SESSIONS CO. AND SUBSIDIARIES

EXHIBIT (11) - COMPUTATION OF EARNINGS PER COMMON SHARE

The following table sets forth the computation of basic and diluted earnings per share:

(Dollars and shares in thousands)

                                                               THIRD QUARTER ENDED                 NINE MONTHS ENDED
                                                         ---------------------------------   -------------------------------
                                                              1999             1998              1999             1998
                                                         ---------------- ----------------   --------------  ---------------
BASIC EARNINGS-PER-SHARE COMPUTATION
 Net Income                                                      $ 3,767          $ 3,611          $ 8,278          $ 5,636
                                                         ================ ================   ==============  ===============

 Average Common Shares Outstanding                                13,450           13,445           13,446           13,428
                                                         ================ ================   ==============  ===============

Basic Earnings Per Share                                          $ 0.28           $ 0.27           $ 0.62           $ 0.42
                                                         ================ ================   ==============  ===============


DILUTED EARNINGS-PER-SHARE COMPUTATION
Net Income                                                       $ 3,767          $ 3,611          $ 8,278          $ 5,636
                                                         ================ ================   ==============  ===============

Basic Shares Outstanding                                          13,450           13,445           13,446           13,428

Stock Options calculated under the Treasury Stock Method              42               19               43               55
                                                         ---------------- ----------------   --------------  ---------------

Total Shares                                                      13,492           13,464           13,489           13,483
                                                         ================ ================   ==============  ===============

Diluted Earnings Per Share                                        $ 0.28           $ 0.27           $ 0.61           $ 0.42
                                                         ================ ================   ==============  ===============

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